                                                                     EXHIBIT 4.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           CERTIFICATE OF DESIGNATION
                     SETTING FORTH THE PREFERENCES, RIGHTS
                  AND LIMITATIONS OF SERIES B PREFERRED STOCK
                          AND SERIES C PREFERRED STOCK
                        OF ALPHA HOSPITALITY CORPORATION

            ALPHA  HOSPITALITY  CORPORATION  (the  "Corporation"),   a  Delaware
corporation,  certifies  that,  pursuant to the  authority  contained in Article
FOURTH  of  its  Certificate  of  Incorporation,  and  in  accordance  with  the provisions  of Section  151 of the  General  Corporation  Law (the "GCL") of the
State of Delaware,  its Board of Directors has  adopted the following  preambles and resolutions,  which the stockholders have approved at a duly called and held meeting, upon notice in accordance with Section 222 of the GCL, at which meeting the  necessary  number of votes as required by statute were cast in favor of the amendment,  amending and clarifying the  preferences,  rights and limitations of the Corporation's existing Series C Preferred Stock, originally established by a
Certificate of Designation Setting Forth the Preferences, Rights and Limitations
of Series B Preferred  Stock and Series C Preferred  Stock of Alpha  Hospitality
Corporation  (the  "Certificate  of  Designation"),  filed with the Secretary of
State on July 24, 1998.

            WHEREAS, the Corporation desires to have the option to pay dividends for the Series C Preferred  Stock with  sharers of Common Stock in lieu of cash;
and

            WHEREAS,   the  Corporation   deems  it  appropriate  to  amend  the
preferences  and rights of the Series C  Preferred  Stock to include a provision whereby the  Corporation  can issue  shares of Common  Stock in lieu of the cash dividend accrued on its Series C Preferred Stock and

            NOW THEREFORE, it is hereby

            RESOLVED,  that Part B of the  Certificate of Designation be amended to include a new Section 2.4, setting forth the terms and conditions for payment of dividends of Series C Preferred  Stock in shares of Common  Stock,  effective upon the filing of an  appropriate  amendment to the  Certificate of Designation with the  Secretary  of State,  to read as set  forth  below,  and the  original
Section 2.4 be renumbered to Section 2.5:

            2.4 PAYMENT OF DIVIDEND IN SHARES OF COMMON  STOCK.  Notwithstanding
            the  provisions of Section 2.3 hereof,  commencing in the year 2002, any  dividend  payment  that is not  made by the  Corporation  on or before  January 30 of the calendar year  following the calendar year
            for  which  such  dividend   accrued  may,  at  the  option  of  the
            Corporation's  Board of Directors,  be payable in the form of shares of Common Stock,  in such number of shares as shall be determined by dividing  (A) the  product of (x) the amount of the unpaid  dividend multiplied  by (y) 1.3 by (B) the Fair  Market  Value of the  Common
            Stock.  For this  purpose,  "Fair  Market  Value"  shall mean,  with respect to the Common Stock, the average of the daily closing prices for  the  Common  Stock  of the  Corporation  for  the  twenty  (20)
            consecutive  trading days preceding the applicable  January 30 date, with the closing price for each day being the closing price reported on the principal  securities exchange upon which the Common Stock of the  Corporation  is  traded  or, if it is not so  traded,  then the average  of the  closing  bid and asked  prices as  reported  by the
            National  Association  of  Securities  Dealers  Automated  Quotation
            System or, if not quoted thereon,  in the interdealer  market on the
            "Pink  Sheets"  of the  National  Quotation  Bureau  (excluding  the highest  and lowest bids on each day that there are four (4) or more market makers).

            IN WITNESS WHEREOF,  ALPHA  HOSPITALITY  CORPORATION has caused this
Certificate of Amendment to the Certificate of Designation to be executed by its
President and attested to by its Secretay this 13th day of June, 2001.

                                             ALPHA HOSPITALITY CORPORATION

                                             /s/ Stanley S. Tollman
                                             -----------------------------------
                                             Stanley S. Tollman, Chairman and
                                             President

ATTEST:

/s/ Thomas W. Aro
--------------------------
 Thomas W. Aro, Secretary